Exhibit 99.1
ENTERTAINMENT PROPERTIES TRUST ANNOUNCES PROPOSED OFFERING OF SERIES D
CUMULATIVE REDEEMABLE PREFERRED SHARES
Kansas City, MO. May 1, 2007 — Entertainment Properties Trust (NYSE:EPR) announced today plans to file with the Securities and Exchange Commission a supplement to a “shelf” registration statement for the public offering of Series D Cumulative Redeemable Preferred Shares. The Company also expects to grant the underwriters an over-allotment option to purchase additional shares.
The Series D Cumulative Redeemable Preferred Shares are expected to have a liquidation preference of $25.00 per share. The Company intends to file an application to list the Series D Cumulative Redeemable Preferred Shares on the New York Stock Exchange.
The joint book-running managers for the offering are Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated. RBC Dain Rauscher Inc., A.G. Edwards & Sons, Inc. and KeyBanc Capital Markets Inc. will act as co-managers.
The net proceeds from the offering are expected to be used to redeem all of the Company’s 9.50% Series A Cumulative Redeemable Preferred Shares and for general business purposes, which may include funding the acquisition, development or financing of properties or repayment of debt. Pending application of net proceeds to these uses, the Company intends to use the net proceeds to reduce indebtedness under its unsecured revolving credit facility and to invest any remaining net proceeds in interest-bearing securities which are consistent with the Company’s qualifications as a real estate investment trust.
The offering will be made under an automatic “shelf” registration statement previously filed and automatically declared effective under the Securities Act of 1933, as amended. The offering of Series D Cumulative Redeemable Preferred Shares of the Company is being made solely by means of a prospectus. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful. Copies of the prospectus supplement and related prospectus may be obtained from the offices of Bear, Stearns & Co. Inc., Attention: Prospectus Department, 383 Madison Avenue, New York, New York 10179 or Morgan Stanley & Co. Incorporated, 180 Varick Street, New York, New York 10014, Attention: Prospectus Department.
Entertainment Properties Trust is a self-administered real estate investment trust formed to capitalize on opportunities to develop, acquire or finance destination entertainment and entertainment-related properties, including megaplex movie theatres, entertainment retail centers and other destination recreational and specialty properties. Since November of 1997, the Company has acquired more than $1.5 billion of properties. The Company’s common shares of beneficial interest trade on the New York Stock Exchange under the ticker symbol “EPR”. Entertainment Properties Trust contact Jon Weis: 30 Pershing Road, Suite 201, Kansas City, Missouri 64108; 888/EPR-REIT; fax: 816/472-5794.
Safe Harbor Statement:
With the exception of historical information, this press release contains forward-looking statements within the meaning of the securities laws, such as those pertaining to our acquisition or disposition of properties, our capital resources and future expenditures for development projects. The Company’s actual financial condition, results of operations, funds from operations, or business may vary materially from those contemplated by such forward-looking statements and involve various risks and uncertainties. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” or other comparable terms, or by discussions of strategy, plans or intentions. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise.

You should consider the risks described in the “Risk Factors” section of our most recent annual report on Form 10-K and, to the extent applicable, our quarterly reports on Form 10-Q, in evaluating any forward-looking statements included in this press release.
Given these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements included in this press release whether as a result of new information, future events or otherwise. In light of the factors referred to above, the future events discussed in this press release may not occur and actual results, performance or achievements could differ materially from those anticipated or implied in the forward-looking statements.